UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 6, 2010

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On June 6, 2010, Marsh & McLennan Companies, Inc. (“MMC”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Altegrity, Inc. (“Altegrity”), a portfolio company of Providence Equity Partners.  Upon the terms and subject to the conditions set forth in the Purchase Agreement, which has been approved by the respective boards of directors of MMC and Altegrity, MMC will sell to Altegrity (the “Stock Sale”) 100% of the issued and outstanding shares of MMC’s indirect wholly-owned subsidiary, Kroll Inc. (together with its direct or indirect subsidiaries, “Kroll”) for approximately $1.13 billion in cash (the “Purchase Price”).  The Purchase Price is subject to customary adjustment based on Kroll’s working capital.

The Stock Sale is expected to close in the third quarter of 2010.  There are no material relationships between MMC or its affiliates and Altegrity, other than with respect to the transaction described herein.

Conditions to Completion of the Stock Sale

The obligation of each of MMC and Altegrity to consummate the Stock Sale is conditioned on:

–	the accuracy of the other party’s representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications;
–	the performance by the other party, in all material respects, of all of its obligations under the Purchase Agreement;
–
expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the procuring of any applicable approvals pursuant to competition laws of Germany; and

–	the absence of any order, writ, judgment, injunction or decree issued by certain governmental authorities that prohibits or materially restrains the Stock Sale (a “Governmental Order”).

The obligation of Altegrity to consummate the Stock Sale is subject to the following additional conditions:

-
that adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of Kroll for the four consecutive fiscal quarters ending prior to the closing date for which quarterly financial information shall then be available is not less than a specified target amount; and

-	the receipt by Altegrity of an executed copy of any payoff letters or payoff certificates reasonably requested by Altegrity evidencing settlement of certain intercompany obligations of Kroll.

Termination of the Purchase Agreement

The parties may terminate the Purchase Agreement prior to the closing by mutual written consent.  In addition, each party may terminate the Purchase Agreement prior to the closing:

–	if the closing shall not have occurred by October 15, 2010;
–	in the event of a final, nonappealable Governmental Order; or

–
if there shall have been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties set forth in the Purchase Agreement on the part of the other party, which breach or failure to be true would result in, if occurring or continuing at the closing, the failure of the conditions to the obligation of the non-breaching party to consummate the transactions contemplated by the Purchase Agreement, and which is not cured by the earlier of (a) October 15, 2010 and (b) thirty days following written notice to the breaching party of such breach or failure to be true.

In addition, MMC may terminate the Purchase Agreement if all the conditions to the obligation of Altegrity to consummate the transactions contemplated by the Purchase Agreement have been satisfied or waived and Altegrity fails to consummate the Stock Sale within three business days following the date the closing should have occurred pursuant to the terms of the Purchase Agreement.

Effect of Termination

In the event of the termination of the Purchase Agreement as provided above, the Purchase Agreement will become void and, except in the case of any material breach of the Purchase Agreement or a termination by MMC as provided in the following paragraph, there will be no liability on the part of any party to the Purchase Agreement, except that certain provisions will survive any such termination.

If MMC terminates the Purchase Agreement because of an uncured Altegrity breach of its covenants or agreements or failure to be true of its representations or warranties, or because of Altegrity’s failure to consummate the Stock Sale within three business days following the date the closing should have occurred pursuant to the terms of the Purchase Agreement, Altegrity will pay MMC a termination fee, and MMC’s receipt of such termination fee will be the sole and exclusive remedy of MMC against Altegrity, its financing sources and their respective related parties.

Financing Obligations

Altegrity has obtained financing commitments for the transactions contemplated by the Purchase Agreement, the aggregate proceeds of which, together with other financial resources of Altegrity, will be sufficient for Altegrity to pay the Purchase Price.  Two investment funds affiliated with Providence Equity Partners have committed to provide financing for the Stock Sale on the terms and subject to the conditions set forth in a sponsor commitment letter dated June 6, 2010 (the “Sponsor Commitment Letter”) and have provided MMC with a limited guarantee in favor of MMC dated June 6, 2010 (the “Limited Guarantee”) guaranteeing (on a several basis) the payment of any termination fee that may become payable by Altegrity.  An affiliate of Goldman, Sachs & Co. and Apollo Investment Corporation have each committed to provide debt financing for the Stock Sale pursuant to their respective debt commitment letters dated June 6, 2010 (the “Debt Commitment Letters”).

Altegrity has agreed to use its reasonable best efforts to take such action as is necessary, proper or advisable to obtain financing for the payment of the Purchase Price on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letters, including using reasonable best efforts to (a) maintain in effect the Sponsor Commitment Letter and the Debt Commitment Letters, (b) negotiate definitive agreements with respect to the debt financing on terms and conditions contemplated by the Debt Commitment Letters, (c) satisfy on a timely basis all conditions that are applicable to the financing in the Debt Commitment Letters or the definitive financing agreements, as applicable, and comply with its obligations thereunder, (d) obtain such third-party consents as may be reasonably required in connection with the financing, (e) upon the satisfaction or waiver of such conditions, consummate the financing at or prior to the closing and (f) enforce its rights under the Debt Commitment Letters or the definitive financing agreements, as applicable, in the event of a breach by the financing sources that impedes or delays the closing, including seeking specific performance by the parties thereunder.  In furtherance of obtaining such financing, MMC has also agreed to cause Kroll, and to use its reasonable best efforts to cause each of its and their respective representatives to, provide all cooperation reasonably requested by Altegrity in connection with the financing.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters or the definitive financing agreements, the Purchase Agreement requires Altegrity to promptly notify MMC and use its reasonable best efforts to arrange and obtain alternative financing from the same and/or alternative sources on terms and conditions not materially less favorable, in the aggregate, to Altegrity than those contained in the Debt Commitment Letters in an amount sufficient to consummate the Stock Sale as promptly as reasonably practicable following the occurrence of such event.

Representations and Warranties

MMC has made customary representations and warranties regarding, among other things: incorporation, qualification and corporate authority of MMC and Kroll; Kroll’s capital structure; the absence of certain conflicts; consents and regulatory approvals; financial statements; absence of undisclosed liabilities; absence of certain changes or events; absence of certain litigation; compliance with laws; governmental licenses and permits; intellectual property; environmental matters; material contracts; employment and employee benefit matters; real property; insurance; tax matters; affiliate transactions; brokers’ fees; and material customers.

Altegrity has made customary representations and warranties regarding, among other things: incorporation, qualification and corporate authority; the absence of certain conflicts; consents and regulatory approvals; absence of restraints; compliance with laws; securities matters; availability of financing; solvency; execution, delivery and enforceability of the Limited Guarantee; absence of certain equity interests in similar businesses; and brokers’ fees.

Many of the representations and warranties in the Purchase Agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or be reasonably expected to have a material adverse effect). For purposes of the Purchase Agreement, a “material adverse effect” means any change, event or development that has had a material adverse effect on or with respect to the business, financial condition or continuing results of operations of Kroll, taken as a whole, subject to certain customary exclusions.

The representations and warranties in the Purchase Agreement generally survive for eighteen months after the closing date.

Conduct of Kroll’s Business Prior to Closing

MMC has undertaken customary covenants in the Purchase Agreement restricting the conduct of Kroll’s business between the date of the Purchase Agreement and the closing. In general, MMC has agreed to cause Kroll to, (a) in all material respects conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact the business organizations related to Kroll’s business, keep available the services of key employees of the business and preserve its current business relationships with its material customers.

In addition, subject to certain exceptions, MMC has agreed, with respect solely to Kroll, Kroll’s business and Kroll entities, to limitations on its ability to take certain actions between the date of the Purchase Agreement and the closing, including with regard to matters such as: amendments to organizational documents; creation of liens; mergers, consolidations, liquidations or dissolutions of Kroll entities; material acquisitions; issuance of equity interests; material dispositions of property; transactions involving intellectual property; material loans and capital contributions; incurrence of indebtedness for borrowed money; acceleration or deferment of payments; creation of new subsidiaries; changes relating to regulatory compliance; initiation or settlement of certain litigation; capital expenditures; modifications to employee benefit plans, employment agreements or collective bargaining agreements; hiring and termination of employees; changes in financial accounting methods or practices; transactions with affiliates; material contracts and tax elections. These restrictions are subject to certain exceptions that have been disclosed to Altegrity.

Non-Solicitation / Non-Compete

MMC has agreed that, subject to certain conditions, for a period of one year from the closing date, none of MMC, its subsidiaries or any of their officers, directors or employees will, directly or indirectly, (a) solicit for employment or hire any individual who was an employee of Kroll immediately prior to closing, or (b) solicit, persuade, encourage or take any other action which is intended to induce (1) any vendor or supplier of Kroll to adversely alter, modify or discontinue its relationship with Kroll or (2) any customer or client of Kroll to discontinue, or not to commence, purchasing from Kroll.

MMC has also agreed that, for a period of thirty months from the closing date, none of MMC or its subsidiaries will, either directly or indirectly as a stockholder, investor, member, partner or otherwise, own, manage, operate or engage in any business in the United States providing (a) electronic discovery and data recovery services, (b) pre-employment background screening services, or (c) mortgage screening services, in each case of the type provided by Kroll as of the date of the Purchase Agreement.  The foregoing restriction does not apply to services of a nature provided by MMC or its subsidiaries other than Kroll as of the date of the Purchase Agreement, and reasonable extensions thereof, and is subject to other specified exceptions (including the purchase or ownership of an entity that derives less than 15% of its total annual revenues or $20 million in annual revenues from a competitive business and passive holdings of publicly traded securities).

Indemnification

MMC has agreed, subject to certain conditions, to indemnify Altegrity, its affiliates and its representatives against, and reimburse Altegrity for, all losses that Altegrity may suffer or incur, or become subject to, to the extent resulting from or arising out of (a) subject to a specified deductible and cap amount, MMC’s breach of or inaccuracy in any representations or warranties made by MMC in the Purchase Agreement, (b) any breach or failure by MMC to perform its covenants or obligations contained in the Purchase Agreement, and (c) (1) any third-party claims for indemnification against Kroll under certain specified contracts or otherwise relating to any business divested by any Kroll entity, (2) any claims to the extent relating to the businesses, properties, assets, liabilities or operations of MMC or any of its affiliates other than Kroll, or (3) subject to a specified deductible and cap amount, any and all claims to the extent resulting from or arising out of specified legal and compliance matters.

Altegrity has agreed, subject to certain conditions, to indemnify MMC, its affiliates and its representatives against, and reimburse MMC for, all losses that MMC may suffer or incur, or become subject to, to the extent resulting from or arising out of (a) subject to a specified deductible and cap amount, Altegrity’s breach of or inaccuracy in any representations or warranties made by Altegrity in the Purchase Agreement, (b) any breach or failure by Altegrity to perform its covenants or obligations contained in the Purchase Agreement), and (c) any claim, cause of action or action by any person arising before, on or after the closing date against MMC with respect to Kroll (including Altegrity’s actions with respect to Kroll’s business subsequent to the closing date), except for any claims with respect to which MMC is obligated to indemnify Altegrity.

Regulatory Covenants

Each of the parties has agreed to use its reasonable best efforts to promptly obtain all necessary governmental/regulatory approvals, to take all such actions as may be requested by any such governmental authority to obtain such approvals, and to avoid the entry of a Governmental Order, including by making an appropriate filing pursuant to the HSR Act within ten business days of the date of the Purchase Agreement, and not extending any waiting period under the HSR Act or entering into any agreement with a governmental authority not to consummate the transactions contemplated by the Purchase Agreement without the prior written consent of the other party.

Transition Services

In connection with the entry into the Purchase Agreement, MMC and Altegrity have agreed to enter into a transition services agreement, pursuant to which MMC will continue to provide certain support services to Kroll following the closing, and MMC will continue to source certain services it currently receives from Kroll for a specified period after the closing.

Governing Law

The Purchase Agreement is governed by and will be construed in accordance with the laws of the State of New York.

The foregoing is a brief description of the terms and conditions of the Purchase Agreement material to MMC and does not purport to be complete.  MMC will file a copy of the Purchase Agreement with the Securities and Exchange Commission upon the earlier of (i) the filing of a Current Report on Form 8-K upon consummation of the Stock Sale and (ii) the filing of MMC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:    June 10, 2010